Exhibit 7.1

May 14, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Zulu Energy Corp., which we understand will be filed with the Commission, pursuant to Item 4.02 of Form 8-K, as part of the Company’s Form 8-K report dated May 14, 2008. We agree with the statements in Item 4.02 of such Form 8-K as it refers to our audit of the December 31, 2007 financial statements.

Very truly yours,

/s/ De Leon & Company, P.A.

De Leon & Company, P.A.